CONTINUING GUARANTY

1. Obligations Guaranteed. For consideration, the adequacy and sufficiency of which is acknowledged, the undersigned (“Guarantor”) unconditionally guaranties and promises (a) to pay to SUPER G CAPITAL, LLC (“Lender”) on demand, in lawful United States money, all Obligations to Lender of SHAREDLABS, INC., a Delaware corporation, ITECH US, INC., a Virginia corporation, and SMART WORKS, LLC, a New Jersey limited liability company (collectively, “Borrower”), and (b) to perform all undertakings of Borrower in connection with the Obligations. “Obligations” is used in its most comprehensive sense and includes any and all debts, liabilities, and other obligations and liabilities of every kind of Borrower to Lender, whether made, incurred or created previously, concurrently or in the future, whether voluntary or involuntary and however arising, whether incurred directly or acquired by Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, legal or equitable, whether Borrower is liable individually or jointly or with others, whether incurred before, during or after any bankruptcy, reorganization, insolvency, receivership or similar proceeding (“Insolvency Proceeding”), and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable, together with all expenses of, for and incidental to collection, including reasonable attorneys’ fees, including without limitation any of the forgoing arising under the Business Loan and Security Agreement on or about the date hereof (the “Loan Agreement”) between Borrower and Lender.

2. Continuing Nature/Revocation/Reinstatement. This Guaranty is in addition to any other guaranties of the Obligations, is continuing and covers all Obligations, including those arising under successive transactions which continue or increase the Obligations from time to time, renew all or part of the Obligations after they have been satisfied, or create new Obligations. Revocation by one or more signers of this Guaranty or any other guarantors of the Obligations shall not (a) affect the obligations under this Guaranty of a non-revoking Guarantor, (b) apply to Obligations outstanding when Lender receives written notice of revocation, or to any extensions, renewals, readvances, modifications, amendments or replacements of such Obligations, or (c) apply to Obligations, arising after Lender receives such notice of revocation, which are created pursuant to a commitment existing at the time of the revocation, whether or not there exists an unsatisfied condition to such commitment or Lender has another defense to its performance. All of Lender’s rights pursuant to this Guaranty continue with respect to amounts previously paid to Lender on account of any Obligations which are thereafter restored or returned by Lender, whether in an Insolvency Proceeding of Borrower or for any other reason, all as though such amounts had not been paid to Lender; and Guarantor’s liability under this Guaranty (and all its terms and provisions) shall be reinstated and revived, notwithstanding any surrender or cancellation of this Guaranty. Lender, at its sole discretion, may determine whether any amount paid to it must be restored or returned; provided, however, that if Lender elects to contest any claim for return or restoration, Guarantor agrees to indemnify and hold Lender harmless from and against all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Lender in connection with such contest. If any Insolvency Proceeding is commenced by or against Borrower or Guarantor, at Lender’s election, Guarantor’s obligations under this Guaranty shall immediately and without notice or demand become due and payable, whether or not then otherwise due and payable.

3. Authorization. Guarantor authorizes Lender, without notice and without affecting Guarantor’s liability under this Guaranty, from time to time, whether before or after any revocation of this Guaranty, to (a) renew, compromise, extend, accelerate, release, subordinate, waive, amend and restate, or otherwise amend or change, the interest rate, time or place for payment or any other terms of all or any part of the Obligations; (b) accept delinquent or partial payments on the Obligations; (c) take or not take security or other credit support for this Guaranty or for all or any part of the Obligations, and exchange, enforce, waive, release, subordinate, fail to enforce or perfect, sell, or otherwise dispose of any such security or credit support; (d) apply proceeds of any such security or credit support and direct the order of manner of its sale or enforcement as Lender, at its sole discretion, may determine; and (e) release or substitute Borrower or any guarantor or other person or entity liable on the Obligations.

4. Waivers. To the maximum extent permitted by law, Guarantor waives (a) all rights to require Lender to proceed against Borrower, or any other guarantor, or proceed against, enforce or exhaust any security for the Obligations or to marshal assets or to pursue any other remedy in Lender’s power whatsoever; (b) all defenses arising by reason of any disability or other defense of Borrower, the cessation for any reason of the liability of Borrower, any defense that any other indemnity, guaranty or security was to be obtained, any claim that Lender has made Guarantor’s obligations more burdensome or more burdensome than Borrower’s obligations, and the use of any proceeds of the Obligations other than as intended or understood by Lender or Guarantor; (c) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence or creation of new or additional Obligations, and all other notices or demands to which Guarantor might otherwise be entitled; (d) all conditions precedent to the effectiveness of this Guaranty; (e) all rights to file a claim in connection with the Obligations in an Insolvency Proceeding filed by or against Borrower; (f) all rights to require Lender to enforce any of its remedies; and (g) until the Obligations are satisfied or fully paid with such payment not subject to return: (i) all rights of subrogation, contribution, indemnification or reimbursement, (ii) all rights of recourse to any assets or property of Borrower or to any collateral or credit support for the Obligations, (iii) all rights to participate in or benefit from any security or credit support Lender may have or acquire, and (iv) all rights, remedies and defenses Guarantor may have or acquire against Borrower. Guarantor understands that if Lender forecloses by trustee’s sale on a deed of trust securing any of the Obligations, Guarantor would then have a defense preventing Lender from thereafter enforcing Guarantor’s liability for the unpaid balance of the secured Obligations. This defense arises because the trustee’s sale would eliminate Guarantor’s right of subrogation, and therefore Guarantor would be unable to obtain reimbursement from Borrower. Guarantor specifically waives this defense and all rights and defenses that Guarantor may have because the Obligations are secured by real property. This means, among other things: (a) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (b) if Lender forecloses on any real property collateral pledged by Borrower: (i) the amount of the Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (ii) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or similar laws in other states.

5. Guarantor to Keep Informed. Guarantor warrants having established with Borrower adequate means of obtaining, on an ongoing basis, such information as Guarantor may require concerning all matters bearing on the risk of nonpayment or nonperformance of the Obligations. Guarantor assumes sole, continuing responsibility for obtaining such information from sources other than from Lender. Lender has no duty to provide any information to Guarantor until Lender receives Guarantor’s request for specific information in Lender’s possession and Borrower has authorized Lender to disclose such information to Guarantor.

6. Subordination. All obligations of Borrower to Guarantor (other than customary compensation, reimbursable expenses and other fringe benefits on account of employment which are payable to Guarantor) which presently or in the future may exist (“Guarantor’s Claims”) are hereby subordinated to the Obligations. At Lender’s request, Guarantor’s Claims will be enforced and performance thereon received by Guarantor only as a trustee for Lender, and Guarantor will promptly pay over to Lender all proceeds recovered for application to the Obligations without reducing or affecting Guarantor’s liability under other provisions of this Guaranty.

2	Continuing Guaranty

7. Authorization. Where Borrower is a corporation, partnership or other entity, Lender need not inquire into or verify the powers of Borrower or authority of those acting or purporting to act on behalf of Borrower, and this Guaranty shall be enforceable with respect to any Obligations Lender grants or creates in reliance on the purported exercise of such powers or authority.

8. Assignments. Without notice to Guarantor, Lender may assign the Obligations and this Guaranty, in whole or in part, and may disclose to any prospective or actual purchaser of all or part of the Obligations any and all information Lender has or acquires concerning Guarantor, this Guaranty and any security for this Guaranty.

9. Counsel Fees and Costs. The prevailing party shall be entitled to reasonable attorneys’ fees and all other costs and expenses which it may incur in connection with the enforcement or preservation of its rights under, or defense of, this Guaranty or in connection with any other dispute or proceeding relating to this Guaranty, whether or not incurred in any Insolvency Proceeding, arbitration, litigation or other proceeding.

10. Married Guarantors. By executing this Guaranty, a Guarantor who is married agrees that recourse may be had against his or her separate and community property for all his or her obligations under this Guaranty.

11. Multiple Guarantors/Borrowers. When there is more than one Borrower named herein or when this Guaranty is executed by more than one Guarantor, then the words “Borrower” and “Guarantor”, respectively, shall mean all and any one or more of them, and their respective successors and assigns, including debtors-in-possession and bankruptcy trustees; words used herein in the singular shall be considered to have been used in the plural where the context and construction so requires in order to refer to more than one Borrower or Guarantor, as the case may be.

12. Integration/Severability/Amendments. This Guaranty is intended by Guarantor and Lender as the complete, final expression of their agreement concerning its subject matter. It supersedes all prior understandings or agreements with respect thereto and may be changed only by a writing signed by Guarantor and Lender. No course of dealing, or parole or extrinsic evidence shall be used to modify or supplement the express terms of this Guaranty. If any provision of this Guaranty is found to be illegal, invalid or unenforceable, such provision shall be enforced to the maximum extent permitted, but if fully unenforceable, such provision shall be severable, and this Guaranty shall be construed as if such provision had never been a part of this Guaranty, and the remaining provisions shall continue in full force and effect.

13. Joint and Several. If more than one Guarantor signs this Guaranty, the obligations of each under this Guaranty are joint and several, and independent of the Obligations and of the obligations of any other person or entity. A separate action or actions may be brought and prosecuted against any one or more guarantors, whether action is brought against Borrower or other guarantors of the Obligations, and whether Borrower or others are joined in any such action.

14. Notice. Any notice, including notice of revocation, given by any party under this Guaranty shall be effective only upon its receipt by the other party and only if (a) given in writing and (b) personally delivered or sent by United States mail, postage prepaid, and addressed to Lender at 23 Corporate Plaza, Suite 100, Newport Beach, California 92660 or Guarantor at Guarantor’s address for notices indicated below. Guarantor and Lender may change the place to which notices, requests, and other communications are to be sent to them by giving written notice of such change to the other.

15. Governing Law; Forum Selection; Consent to Jurisdiction; Judicial Reference. Sections 11 and 12 of the Loan Agreement are incorporated herein, with the names of the parties to this Guaranty and the applicable documents being used instead of those in the Loan Agreement.

[SIGNATURE PAGE FOLLOWS]

3	Continuing Guaranty

Executed as of August __, 2017. Guarantor acknowledges having received a copy of this Guaranty and having made each waiver contained in this Guaranty with full knowledge of its consequences.

GUARANTOR:	Address for notices sent to Guarantor:

Signature

Jason M. Cory
Print or Type Name

S-1	Signature Page to Continuing Guaranty